EXHIBIT (1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-11250) of Aventis S.A. of our report dated September 27, 2002 relating to the financial statements and supplemental schedule of Aventis Pharmaceuticals Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

September 27, 2002